Exhibit 99.1

Corautus Genetics Inc. Receives Determination Letter from Nasdaq Regarding Continued Listing

          ATLANTA, Dec. 14 /PRNewswire-FirstCall/ -- Corautus Genetics Inc. (Nasdaq: VEGF) (“Corautus”) received a notification dated December 8, 2006, from The Nasdaq Stock Market (“Nasdaq”) that its common stock would be delisted from Nasdaq on December 19, 2006 unless Corautus requests an appeal no later than December 15, 2006.  In its notification to Corautus, Nasdaq stated that it believes Corautus is not currently engaged in active business operations and is therefore a “public shell,” which, in Nasdaq’s determination, could be detrimental to the interests of the investing public. Marketplace Rule 4300 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and terminate the inclusion of particular securities based on any event that occurs, that in the opinion of Nasdaq, makes inclusion of the securities in Nasdaq inadvisable or unwarranted, even though the securities meet all enumerated criteria for continued inclusion in Nasdaq.

          Corautus intends to appeal the Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”).  Corautus’ common stock will continue to trade on Nasdaq pending the Panel’s decision.  There can be no assurance that the Panel will approve Corautus’ request for continued listing.

          About Corautus Genetics

          Corautus is a development stage company dedicated to the development of innovative products in the life sciences industry. Corautus, formerly known as GenStar Therapeutics Corporation and Urogen Corp., was formed as a Delaware corporation on June 30, 1995. Prior to November 1, 2006, Corautus was primarily focused on the clinical development of gene therapy products using a vascular growth factor gene, Vascular Endothelial Growth Factor 2 (VEGF-2), for the treatment of severe cardiovascular disease. Corautus was the sponsor of a Phase IIb clinical trial to study the efficacy of VEGF-2 for the treatment of severe cardiovascular disease, known as the GENASIS trial. In addition, Corautus supports initial clinical trials studying the efficacy of VEGF-2 for the treatment of peripheral artery disease and diabetic neuropathy.

          Forward-Looking Statements

          This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address performance, events or developments that we expect or anticipate will occur in the future, such as the likelihood of identifying and securing life sciences opportunities upon which to focus our resources and the adequacy of our cash position to transition to new opportunities if found. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ 2005 Annual Report on Form 10-K which was filed on March 20, 2006 amended by Corautus’ Form 10-Q for the periods ending March 31, 2006 which was filed on May 15, 2006, June 30, 2006 which was filed on August 10, 2006, and September 30, 2006 which was filed on November 14, 2006, all of which are incorporated by reference into this report. All forward-looking statements included in this document are based on information available to Corautus on the date hereof, and Corautus assumes no obligation to update any such forward-looking statements.

          CONTACTS:
          Corautus Genetics Inc.
          Jack W. Callicutt
          (404) 526-6210
          jcallicutt@corautus.com

SOURCE     Corautus Genetics Inc.
          -0-                                                  12/14/2006
          /CONTACT:  Jack W. Callicutt of Corautus Genetics Inc., +1-404-526-6210, or jcallicutt@corautus.com /
          /Web site:  http://www.corautus.com/